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          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 12, 1999



                         STEWART ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)

           LOUISIANA                  0-19508           72-0693290
    (State or other jurisdiction    (Commission      (I.R.S. Employer
        of incorporation)            File Number)    Identification No.)




                        110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA  70005
                (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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

ITEM 5.  OTHER EVENTS

     On August 12, 1999 the Company issued the following press release.



CONTACT:  Kenneth C. Budde
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana 70005
          504/837-5880


                                                  FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REVISES EARNINGS ESTIMATES FOR THE THIRD AND FOURTH QUARTERS OF 1999


Metairie, Louisiana, August 12, 1999  .  .  .   Stewart  Enterprises,  Inc.

(Nasdaq  NMS:  STEI) today announced that it expects to report earnings per share of $.25 to $.27 for the third quarter ended July 31, 1999 compared to

$.25 for the  same  period  in  1998.   The  Company also announced that it

expects to report earnings per share of $.17 to $.19 for the fourth quarter of 1999 compared to $.22 for the same period in 1998.



Earnings per share for fiscal year 2000 are expected  to  increase about 5%

compared   to   fiscal  year  1999  earnings,  and  the  Company  currently anticipates earnings  per  share  growth  of 10 to 12 percent going forward from there, as compared with the 20 percent growth rates achieved in recent years. Notwithstanding those expectations,  the Company stated that it will continue  to  initiate  innovative  business  strategies  with  a  goal  of

returning  to  higher sustainable growth rates.   The  Company  anticipates

announcing earnings  and  conducting  its  usual  conference  call  for the quarter ended July 31, 1999, during the week of September 6, 1999.



In  explaining  the reasons for its downward revisions of anticipated growth rates, the Company  stated  that  it  believes  that the fundamentals of its business  and  the  long-term prospects of the death  care  industry  remain strong, but recent changes  in  industry trends and the Company's ability to respond to those trends in the short  term  have caused management to revise its short and medium-term expectations.



Those  trends are the intense and growing price  competition  from  low-cost funeral  providers and casket stores in selected markets, the continuing and accelerating trend toward cremation and a shift by customers to lower-priced services and  merchandise,  all  of  which  have negatively affected at-need funeral revenues in certain markets.  Although intense competition is normal in every facet of the death care business, the  recent shortfalls in funeral revenue produced by the combination of these events  have  caused management to  reassess  their long-term implications and the Company's strategies  for

responding  to  these  changing  competitive  conditions.   Furthermore,  in

selected key markets  such  as  Miami, Dallas, and Buenos Aires, the Company

has not achieved preneed sales targets.   As  a  result, management has made

key sales management changes and provided additional  sales support in these markets.



Joseph  P.  Henican, III, Chief Executive Officer, noted,  "The  Company  is faced today with new and rapidly changing issues such as changes in customer preferences,  a  new  acquisition environment and new funeral competition in certain markets.  Some  of  these  changes  were  unanticipated and have put pressure  on our earnings growth rate, but we are developing  strategies  to deal with them,  while  remaining  focused  on  our  commitment  to  serving families."



Mr.  Henican  added,  "We  are,  first and foremost, owners and operators of funeral homes and cemeteries. There  is  an absolute and inevitable need for

the  products  and  services  that  we provide.   The  demographics  of  the

population are working in our favor in  both the at-need and preneed aspects

of  our  business.   The  funeral  home and cemetery  combination  operation

continues to be a powerful business model.  Although our business has always been challenging, Stewart has a long successful history as a leading preneed

seller.   There  are  many  new  marketing  and  merchandising opportunities available to serve the growing number of cremation customers in many  of our markets, and we have built an excellent franchise in many of the high crema-

tion markets in which we operate. The challenge now, which we expect to meet,

is  to  develop the right  range of products and services for that market and to price them at levels that are attractive to our customers and us."



William  E.  Rowe, President and Chief Operating Officer, commented, "We  are not satisfied  with  the Company's performance in the current environment and are developing action  plans  to  address each of the issues that have slowed

our  growth.   Moreover,  we  are testing  new  marketing  and  merchandising programs in selected markets designed  to  enhance  revenues  without raising prices."



Mr.  Rowe continued, "We have developed internal strategies, including  third party programs, the development of alternative service firms, the creation of new combination  operations  and  the  continued  improvement in our existing

firms.   At  the  present  time,  there  are fewer opportunities  to  acquire businesses, primarily because we have adhered  to  stricter  pricing criteria over the last six months.  This has caused us to reemphasize the  pursuit  of internal opportunities in the meantime. Our re-balancing between internal and external strategies is designed to enable us to continue to build the Company for the future."



Mr.  Henican  went  on to say, "Although we are disappointed that the results for the third and fourth  quarters  of  this  year  will  not  meet consensus expectations,  we  remain a very strong company financially, serving  200,000 families annually, with  expected  net earnings in excess of $100 million for fiscal year 1999.  And, we are firmly  committed  to continuing the long-term growth  of  Stewart Enterprises and achieving attractive  sustainable  growth rates in earnings that will maximize shareholder value."



Founded in 1910,  Stewart  Enterprises  is  the  third  largest  provider  of products  and services in the death care industry in North America, currently owning and  operating  630 funeral homes and 157 cemeteries in North America,

South America, Europe and the Pacific Rim.

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 Statements made herein  that  are  not  historical  facts  are forward-looking
 statements.   The  Company's  actual  results could differ materially  due  to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in
 Item 5 of the Company's Form 10-Q for the quarter ended April 30, 1999. The Company assumes no obligation to update information contained herein
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                                      ###

                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    STEWART ENTERPRISES, INC.




 August 12, 1999                    /s/ Kenneth C. Budde
                                    ------------------------
                                    KENNETH C. BUDDE
                                    EXECUTIVE VICE PRESIDENT
                                    CHIEF FINANCIAL OFFICER